CONTACT:

Jeff Macdonald
Acorda Therapeutics
(914) 347-4300 ext. 232
jmacdonald@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Announces Douglas Kargman Joins as Vice President of Drug Safety

HAWTHORNE, N.Y., July 7, 2010 – Acorda Therapeutics, Inc. (Nasdaq: ACOR ) announced today that Douglas Kargman, M.D., M.S., has joined the Company as Vice President of Drug Safety, reporting to Thomas Wessel, M.D., Ph.D., Chief Medical Officer. Dr. Kargman will have responsibility for overseeing Acorda’s drug safety and risk management programs.

Before joining Acorda, Dr. Kargman was Head of Benefit Risk Management at Novartis Vaccines and Diagnostics, Inc. Prior to Novartis, Dr. Kargman held positions of increasing responsibility at Pfizer, Inc., in pharmacovigilance and risk management in therapeutic areas including neurology, psychiatry, endocrinology and pain/inflammation. In addition to several other industry positions, he also served on the faculty at Columbia University College of Physicians and Surgeons for five years.

“We are delighted to have Douglas Kargman join Acorda and lead our drug safety and risk management efforts. Douglas has extensive experience in drug safety and risk management, which has increasing importance to our organization as Acorda continues to expand commercial activities and advance products in our pipeline,” said Dr. Wessel.

Dr. Kargman received his medical degree from the State University of New York (SUNY) Stony Brook School of Medicine and a Master of Science degree in Epidemiology from the Columbia University School of Public Health. He completed his Neurology Residency at New York University and completed a two-year Fellowship in Stroke and Neuroepidemiology at Columbia.

Dr. Kargman has conducted independent National Institutes of Health (NIH) research in stroke epidemiology with an emphasis on hyperlipidemias and stroke risk in a multi-racial community. Recently, he collaborated with the World Health Organization (WHO) Council for International Organizations of Medical Sciences (CIOMS) working group to develop standard definitions for various neurologic disorders.

“This is an exciting time at Acorda, with the recent launch of AMPYRA® and continued development of our pipeline positioning the Company as a leader in neurological development and commercialization. I’m looking forward to working with teams across the organization to implement drug safety and risk management best practices,” said Dr. Kargman.

About Acorda
Acorda Therapeutics, Inc. is a biotechnology company developing therapies for multiple sclerosis, spinal cord injury and other nervous system disorders. The Company's marketed products include AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg, a potassium channel blocker approved as a treatment to improve walking in patients with multiple sclerosis (MS); this was demonstrated by an improvement in walking speed; and ZANAFLEX CAPSULES® (tizanidine hydrochloride), a short-acting drug for the management of spasticity. The Company's pipeline includes a number of products in development for the treatment, regeneration and repair of the spinal cord and brain.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including Acorda Therapeutics' ability to successfully market and sell Ampyra in the United States and to successfully market Zanaflex Capsules, the risk of unfavorable results from future studies of Ampyra, the occurrence of adverse safety events with our products, delays in obtaining or failure to obtain regulatory approval of Ampyra outside of the United States and our dependence on our collaboration partner Biogen Idec in connection therewith, competition, failure to protect Acorda Therapeutics’ intellectual property or to defend against the intellectual property claims of others, the ability to obtain additional financing to support Acorda Therapeutics' operations, and unfavorable results from our preclinical programs. These and other risks are described in greater detail in Acorda Therapeutics' filings with the Securities and Exchange Commission. Acorda Therapeutics may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Acorda Therapeutics disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.